Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Transamerica Multi-Managed Balanced Portfolio   (TA-CORE)
Transamerica Partners Balanced Portfolio   (TRANS-CORE)
BlackRock Balanced Capital VI Fund (FI)   (BVI_F)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-TR)
BlackRock Core Bond Portfolio   (BR-CORE)
Multimanager Core Bond Portfolio   (AXA-VIP)
BlackRock Strategic Income Opportunities Portfolio   (BR-SIP)
Master Total Return Portfolio of Master Bond LLC   (MF-BOND)
Metropolitan Series BlackRock Diversified Portfolio (Core PLUS Bond)
(METD_B)
Transamerica Partners Core Bond   (DIA-CORE)
BlackRock Strategic Income Opportunities Portfolio   (BR-SIP)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series)   (BCS_F)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)   (BVA-BF)
CoreAlpha Bond Master Portfolio   (MIP_CORA)
AST BlackRock Global Strategies Portfolio - Core Active   (PRU-AA-CAB)
Master Total Return Portfolio of Master Bond LLC   (MF-BOND)
Metropolitan Series BlackRock Bond Income Portfolio   (MET-BI)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
12-11-2012

Security Type:
BND/CORP

Issuer
CC Holdings GS V LLC and Crown Castle GS
III Corporation (2023)

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc.,
J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Credit Agricole
Securities (USA) Inc., RBC Capital
Markets, LLC, RBS Securities Inc.,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, Citigroup Global
Markets Inc., Deutsche Bank Securities
Inc., Mitsubishi UFJ Securities (USA),
Inc., PNC Capital Markets LLC, SMBC
Nikko Capital Markets Limited


Transaction Details

Date of Purchase
12-11-2012

Purchase
Price/Share
(per share / % of par)
$100.00

Total Commission, Spread or Profit
1.0%

1.	Aggregate Principal Amount
Purchased (a+b)
$47,000,000

a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$13,400,000

b.Other BlackRock Clients
$33,600,000

2.	Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.047

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[x] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera                        Date: 12-13-2012
Global Syndicate Team Member

Approved by:
Yesenia Peluso                       Date: 12-20-2012
Senior Global
Syndicate Team Member